Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 333-126424 of American Ecology Corporation on Form S-3 and in Registration Statements Nos. 333-68868, 333-93105, 333-140419 and 333-69863, on Forms S-8 of American Ecology Corporation of our report dated February 27, 2008, relating to the financial statements and the effectiveness of internal controls over financial reporting, appearing in this Annual Report on Form 10-K of American Ecology Corporation for the year ended December 31, 2007.

Portland, Oregon
February 27, 2008